Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David L. Piazza

Chief Financial Officer

703.742.5312

dpiazza@quadramed.com

QUADRAMED ALIGNS RESOURCES TO ACCELERATE PRODUCT LINE INTEGRATION

RESTON, VA – (March 13, 2006) – QuadraMed® Corporation (Amex: QD) today announced important progress on its efforts to streamline business operations through improvements in resource alignment. Led by Keith Hagen, president and CEO, QuadraMed continues to improve performance and efficiency company-wide by eliminating inconsistent and redundant development, installation and service structures across its various product line organizations. These changes will improve the company’s ability to respond to client support requests, coordinate implementation resources across product lines, link product development and product management functions, provide efficiencies in revenue cycle operations, and decrease costs of managing the company’s financial operations.

“QuadraMed’s history of acquiring companies had left us with a number of legacy or inherited organizational structures that provided opportunities for consolidation,” said Mr. Hagen. “These changes bring our product line-based organization closer together. By expanding management span of control and consolidating implementation and service under one senior executive, and expanding the product management function across product lines, we improve communication and become more efficient and responsive. QuadraMed has many industry leading products as evidenced by the consistently high KLAS ratings we receive. However, our competitive advantage is how these products, when integrated together, create a distinct advantage in the market. Now we are aligning our organizational resources to better exploit this competitive advantage,” continued Mr. Hagen.

Hagen said the actions taken should reduce costs associated with service, development and financial operations. In total, this is a workforce reduction of approximately 5 percent from the organization that existed during the fourth quarter of 2005. Severance and related costs associated with the realignment will be approximately $400,000 and will be recorded in the company’s results of operations for the quarter ending March 31, 2006. The reductions together with savings in other areas such as telecom expense are expected to result in annualized savings of approximately $3.6 million, and we should begin to realize these savings in the second quarter of this year.

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“QuadraMed had strong fourth-quarter sales bookings across our product lines. Our sales success, combined with prudent financial management, positions us well for the future. It enables our vision of advancing the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. We believe that as evolving reimbursement scenarios challenge hospitals to leverage quality of care into payment, hospitals committing to QuadraMed’s care-based solutions will realize market-leading financial performance,” concluded Mr. Hagen.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. Using QuadraMed’s end to end solutions to optimize the patient experience and leverage quality of care into payment, our clients receive the proper reimbursement, in the shortest time, at the lowest administrative cost. QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of approximately 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.